As filed with the Securities and Exchange Commission on June 4, 2010
Registration No. 333-136607

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIBERTY BANCORP, INC.
(exact name of registrant as specified in its charter)

Missouri	20-4447023
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

16 West Franklin Street
Liberty, Missouri  64068-1637
(816) 781-4822
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Liberty Bancorp, Inc.
2003 Incentive Equity Plan and
Deferred Compensation Plan,
as Amended and Restated

Brent M. Giles
President and Chief Executive Officer
Liberty Bancorp, Inc.
16 West Franklin Street
Liberty, Missouri  64068-1637
(816) 781-4822
 (Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Joel E. Rappoport, Esq.
Thomas P. Hutton, Esq.
Kilpatrick Stockton LLP
607 Fourteenth Street, NW – Suite 900
Washington, DC 20005
(202) 508-5800

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Liberty Bancorp, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-136607) filed by the Company on August 14, 2006 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities that may be offered or sold under the Liberty Bancorp, Inc. 2003 Equity Incentive Plan.

On April 22, 2010, the Company filed a Form 15 with the SEC to effect the deregistration of its common stock.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment and an indeterminate amount of plan interests previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Liberty Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty, Missouri on June 3, 2010.

LIBERTY BANCORP, INC.

By:	/s/ Brent M. Giles
Brent M. Giles
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brent M. Giles Brent M. Giles	President, Chief Executive Officer and Director (principal executive officer)	June 3, 2010

/s/ Marc J. Weishaar Marc J. Weishaar	Senior Vice President and Chief Financial Officer (principal financial and accounting officer	June 3, 2010

* Daniel G. O’Dell	Chairman of the Board

* Ralph W. Brant, Jr.	Director

* Steven K. Havens	Director

* Robert T. Sevier	Director

* Pursuant to the Power of Attorney filed with the Registrant’s Registration Statement on Form S-8 filed on February 8, 2007.

/s/ Brent M. Giles                                Date:   June 3, 2010

Brent M. Giles
Attorney-in-Fact